UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

VIASPACE INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-110680 (Commission File Number)	76-0742386 (IRS Employer Identification No.)

382 N. Lemon Ave., Suite 364

Walnut, CA 91789

(Address of principal executive offices, including zip code)

131 Bells Ferry Lane, Marietta, Georgia 30066

(former address if applicable)

Registrant's telephone number, including area code: (626) 768-6310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

Recapitalization Agreement

Effective as of September 30, 2012, VIASPACE Inc. (the “Registrant”), VIASPACE Green Energy, a British Virgin Islands corporation (“VGE”), Stephen Muzi, Carl Kukkonen (Muzi and Kukkonen are referred to as “Former Employees”), Sung Chang (“SC”) and Changs, LLC, a limited liability company controlled by Chang (“Chang”) entered into the Recapitalization Agreement (“Recap Agreement”).

Prior to the Recap Agreement, Chang held a promissory note granted by the Registrant in the principal amount of approximately $5.3 million (“Chang Note”). VIASPACE held 6,503,920 shares of VGE common stock (“VGE Shares”) and was its largest shareholder. In connection with the Recap Agreement, the Registrant agreed to transfer all of the VGE Shares to VGE which would then be cancelled. VGE would then deliver 6,503,920 newly-issued VGE Shares to Chang. Chang agreed that the Chang Note and the related Stock Pledge Agreement, Security Agreements and Guaranty Agreement (collectively “Note Ancillary Documents”) would be subject to a “covenant not to sue” and Chang would be unable to enforce any of its rights under such promissory note unless Chang or any of its members, officers and managers (collectively “Chang Indemnified Parties”) were sued; provided that neither the Chang Note nor any of the Note Ancillary Documents may be used as the basis to recover any claims against the Registrant or either of the Former Employees.

Under the Recap Agreement, Chang was granted a right to purchase any or all of its “Pro Rata Portion” of newly-issued common stock or other equity securities offered by the Registrant other than certain excluded securities. The “Pro Rata Portion” meant that Chang had the right to purchase that portion of such offering that equaled Chang’s percentage interest of all Registrant common stock.

So long as Chang, together with its related parties, held at least 200 million shares of Registrant common stock, Chang was granted rights to attend all Registrant Board of Director meetings as a non-voting observer.

The Registrant and VGE agreed jointly and severally, to indemnify, defend and hold harmless each of Chang and related parties (“Chang Indemnified Parties”) from and against any and all losses, liabilities, claims, obligations, damages, costs, expenses, for, resulting from, relating to or arising in connection with any such person having served in the capacity of director, officer, employee, note-holder or equity holder of the Registrant or any person who or which is or was an affiliate thereof arising prior to or in connection with the recapitalization, except, however, that with respect to Sung Chang as an Indemnified Party, the Registrant and each such affiliate thereof shall indemnify Sung Chang in his former capacity as a member of the board of directors, employee and officer thereof to the fullest extent permitted by law and otherwise under the organizational documents for the Registrant. the Registrant also agreed to maintain in full force and effect (with VGE maintaining thereafter its own separate such policy) either (a) that certain directors and officers policy of insurance as was in effect as of the date on which Sung Chang resigned from the Registrant Board (the “Existing Policy”) or (b) such other policy as shall extend no less coverage to Sung Chang as that which is extended to any other director, but in no event less than that which was extended to Sung Chang under the Existing Policy, either of which being at the sole cost and expense of the Registrant. The Registrant agreed to reimburse VGE for a pro-rata portion of any down payment regarding the Existing Policy.

Mutual Limited Release

In connection with the Recap Agreement, the parties executed a Mutual and Limited Release Agreement (“Mutual Release”) in which the parties, except for claims relating to certain excluded obligations (which by definition were not included within the meaning of the released claims), for and on behalf of itself and, as applicable, each of its shareholders, partners or members, as the case may be, hereby and forever released and discharges (each, a “Releasing Party”) each of the other Parties and each shareholder, officer, director, employee, Affiliate, successor and assign thereof (collectively, the “Released Parties”) from any and all claims. Certain obligations were excluded from this Mutual Release, including among other things, the Chang Note (which was subject to the covenant not to sue described above) and certain registration rights that Chang had with respect to shares of Registrant common stock; provided that shares sold under the exercise of certain demand registration rights were subject to certain “leak-out” obligations).

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Lock-Up Agreement

Also in connection with the Recap Agreement, SC, Chang, other parties affiliated with Chang and Dr. Kevin Schewe (“Schewe”), a member of the Registrant Board of Directors, agreed not to sell, contract to sell, pledge or otherwise dispose of their Registrant securities for a period of 180 days after the closing of the transactions described in the Recap Agreement.

License Agreement

VGE entered into a license agreement with its wholly-owned subsidiary, Guanzhou Inter-Pacific Arts Corp with respect to Giant King Grass effective as of September 30, 2012.

Effective of as September 30, 2012, the Registrant and VGE entered into a Supply, License and Commercialization Agreement (“License Agreement”) pursuant to which VGE, in turn, granted to the Registrant for the term of such agreement, a nontransferable, royalty-bearing exclusive license to commercialize Giant King Grass within the world other than China and Taiwan (such area that the Registrant could commercialize GKG is referred to as the “Territory”) and to use the GKG intellectual property and VGE tradename, including, without limitation, to reproduce and publicly display the VGE and GKG tradenames solely in connection with its license to commercialize Giant King Grass and as otherwise provided in such Agreement.

The Registrant agreed that it would not, during the term of the License Agreement and a three-year period thereafter, (i) manufacture, commercialize or otherwise engage in any research or development of a grass or any other product or material having similar or otherwise competitive properties to Giant King Grass (a “Competitive Product”), except that upon the prior written consent of VGE during the term of such agreement, for purposes of crop biodiversity; or (ii) solicit for such prohibited purposes any customer, supplier or other vendor or employee with which VIASPACE had a relationship during the term for the research, development, manufacture or commercialization of Giant King Grass or any Competitive Product.

The Registrant also agreed it would provide VGE with an executed copy thereof and agree to enforce a business protection agreement with each of its employees pursuant to which each such individual agrees to substantially the same restrictions and to the reasonable satisfaction of VGE, with VGE being a third party beneficiary thereof. The Registrant and each of Dr. Kukkonen and Mr. Muzi executed such business protection agreements.

The Registrant agreed to use commercially reasonable efforts to commercialize Giant King Grass throughout the Territory, which efforts would include, without limitation, providing appropriate incentives consistent with its normal and lawful business practices to sales representatives involved in the commercialization of Giant King Grass.

VGE agreed to provide the Registrant with Giant King Grass seedlings that will be filled at an agreed upon price as set forth in the License Agreement.

The Registrant agreed to pay VGE for and during the Term a royalty of eight percent (8%) on net sales (the “Running Royalty”) made in the Territory. VGE had certain audit and reporting disclosure rights of Registrant financial information with respect to this royalty.

VGE granted the Registrant an exclusive license that would last for two years. VGE could terminate the agreement after such period expired, provided that the License Agreement would be automatically renewed if certain renewal terms were satisfied.

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As a condition to the right to renew the first two-year term (“initial term”), for years three and four following the Effective Date (the “First Renewal Term”), the Registrant shall have achieved during the initial term the following milestones as a condition to any such renewal:

• One or more fully-executed, third party sales contracts for the sale of Giant King Grass shall have been entered into during the Initial Term, pursuant to which the Registrant is to be paid the aggregate amount of at least $200,000 within that 24 consecutive monthly period following the signing (the “Initial Sales Milestone”); and

• Two or more, third party growing locations of at least 10 hectares in total shall have been obtained and planted during the Initial Term, which shall be subject to the reasonable satisfaction of VGE.

As a condition to the right to renew the First Renewal Term (for years five and six) of the License Agreement, the Registrant shall have achieved during the First Renewal Term the following milestones as a condition to any such renewal:

• A total of least three or more (including the above) fully-executed, third party sales contracts for the sale of Giant King Grass shall have been entered into during the First Renewal Term, pursuant to which the Registrant is to be paid the aggregate amount of $400,000, with not less than $100,000 of the Initial Sales Milestone having been paid during the First Renewal Term and with the remaining unpaid balance of the Initial Sales Milestone being paid within six months of the Second Renewal Term (e.g., in the fifth year) and the Second Sales Milestone being paid in full within that 24 consecutive monthly period following the signing of any such third contract; and

• A total of at least three or more (including the two above) growing locations of at least 30 hectares in total shall have been obtained and planted during the Second Renewal Term, which shall be subject to the reasonable satisfaction of VGE.

As a condition to the right to renew the Second Renewal Term (for years seven and eight) of the License (the “Third Renewal Term”), the Registrant shall have achieved during the Second Renewal Term the following milestones as a condition to any such renewal:

• A total of least four or more (including the above) fully-executed third party sales contracts for the sale of Giant King Grass shall have been entered into, pursuant to which the Registrant is to be paid the aggregate amount of $1,000,000, with not less than $500,000 having been paid prior to renewal;

• A total of at least four or more (including the above) growing locations of at least 40 hectares in total shall have been obtained and planted, which shall be subject to the reasonable satisfaction of VGE.

As a condition to the right to renew after the Third Renewal Term (for years 9 and 10) of the License Agreement (the “Fourth Renewal Term”), the Registrant shall have achieved during the Third Renewal Term the following milestones as a condition to any such renewal:

• A total of least five or more (including the above) fully-executed third party sales contracts for the sale of Giant King Grass shall have been entered into, pursuant to which the Registrant is to be paid the aggregate amount of $1,500,000, with not less than $750,000 having been paid prior to renewal; and

• A total of at least five or more (including the above) growing locations of at least 50 hectares in total shall have been obtained and planted, which shall be subject to the reasonable satisfaction of VGE

If after the Fourth Renewal Term, provided the Registrant delivered a Renewal Notice to VGE at least three (3) months prior to the expiry of the then Renewal Term, the License Agreement would automatically renew on the same terms and conditions hereof for consecutive two (2) year periods thereafter without any further act on the part of either party (each, an “Evergreen Renewal Term”); provided, however, that in no event would the term of the License Agreement be renewed for the succeeding Evergreen Renewal Term if and to the extent either party delivered to the other written notice of its intent to not so renew this Agreement (the “Notice of Nonrenewal”) at least sixty (60) days prior to the end of any such Evergreen Renewal Term (as the case may be)(together, the Conditional Renewal Term and Evergreen Renewal Term shall be referred to as the “Renewal Terms”); provided, further, that in no event would either party have the right to deliver a Notice of Nonrenewal if and to the extent the Registrant’s net sales exceed Five Million Dollars ($5,000,000) during the first applicable Evergreen Renewal Term; Eight Million Dollars ($8,000,000) during the second applicable Evergreen Renewal Term and Ten Million Dollars ($10,000,000) during the third and subsequent Evergreen Renewal Terms, and to the extent any such Notice of Nonrenewal is delivered by VGE, the Commercial License shall convert to a nonexclusive license in those countries in which VIASPACE is engaged actively in the commercialization of GKG.

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Loan Agreement and Related Documents

Effective as of September 30, 2012, the Registrant and Schewe entered into a Loan Agreement pursuant to which Schewe agreed, subject to satisfaction of certain conditions, including among other things, Schewe’s satisfaction with the use proceeds of past loans, to provide loans of up to $1,000,000 as required by the Company for a five-year period. The loans would be evidenced by a Secured Convertible Note. The Note (as with all subsequent notes) accrued interest at 6% per annum, were secured by all assets of the Registrant pursuant to a Security Agreement (“Security Agreement”) and would be convertible into shares of Registrant common stock at a price equal to 80% of the average closing price for the 20 trading days prior to the issuance of the loan. Each note would mature on the second anniversary of the issuance date of such note.

Schewe made an initial loan to the Registrant of $50,000 on September 28, 2012 (“Initial Note”).

The descriptions of the Recap Agreement, the Mutual Release, the Lock-up Agreement, the License Agreement, the Loan Agreement, the Note and the Security Agreement are each qualified in its entirety by reference to such agreement attached hereto as Exhibits 10.1 through 10.7, respectively.

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective as of September 30, 2012, pursuant to the terms of the Recap Agreement, the Registrant returned all of the capital stock it owned in VGE to VGE.

Item 3.02 Unregistered Sales of Equity Securities

Effective as of September 28, 2012, in connection with the Loan Agreement, the Registrant issued a secured convertible note to Dr. Schewe in the principal amount of $50,000. The note is convertible into shares of the Registrant common stock. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was not general solicitation or general advertising involved in the offer or sale.

Item 5.01 Changes in Control of Registrant

Changs controlled a share of Series A Preferred Stock of the Registrant (“Preferred Share”), entitling it with voting control of 50.1% of the outstanding votes of the Registrant’s capital stock. Effective as of September 30, 2012, and pursuant to an Agreement to Grant Voting Rights and Transfer Preferred Share executed by Changs and Schewe, Changs granted Schewe an irrevocable proxy that permitted Schewe to vote the Preferred Share. This proxy lasts so long as the License remained exclusive to the Registrant. Upon the earlier of (i) the expiration of five years or (ii) the date when the Registrant reached a market capitalization of at least $50 million, the proxy would be cancelled as the Preferred Share would be transferred from Changs to Schewe.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Recapitalization Agreement dated September 30, 2012 by and among the Registrant, VIASPACE Green Energy Inc. (“VGE”), Sung Chang, Changs LLC, Carl Kukkonen and Stephen Muzi.

10.02	Supply License and Commercialization Agreement dated September 30, 2012 by and among the Registrant and VGE

10.03	Loan Agreement dated September 30, 2012 by and between the Registrant and Dr. Kevin Schewe

10.04	Form of Secured Convertible Note;

10.05	Security Agreement dated September 30, 2012 by and between the Registrant and Dr. Kevin Schewe

10.06	Mutual Limited Release dated September 30, 2012 by and among the Registrant, VGE, Schewe, Kukkonen, Muzi, Chang and the other parties listed therein.

10.07	Lock-up Agreement dated September 30, 2012 by and among VIASPACE and the other parties listed therein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE INC.

(Registrant)

Date: October 05, 2012

By: /s/ Carl Kukkonen
Chief Executive Officer